Exhibit 99.1

Premier, Inc. Reports Fiscal-Year 2024 Third-Quarter Results

•	Reaffirming fiscal 2024 financial guidance ranges

•	Executed $400 million accelerated share repurchase transaction

CHARLOTTE, N.C., May 7, 2024 - Premier, Inc. (NASDAQ: PINC), a leading technology-driven healthcare improvement company, today reported financial results for the fiscal-year 2024 third quarter ended March 31, 2024.

Third-quarter results:

•	Total net revenue of $342.6 million; growth of 6% over the prior-year period

•

GAAP net loss of $49.2 million, or $(0.36) per fully diluted share, which includes a $140.1 million goodwill, intangible and other long-lived assets impairment related to the company’s Contigo Health business

•	Adjusted earnings per share* of $0.55; flat compared to the prior-year period

“Our third quarter results, which exceeded our expectations for profitability, reflect ongoing adoption of our products and services by members and other customers,” said Michael J. Alkire, Premier’s President and CEO. “Consolidated net revenue increased from the prior-year period driven by growth in both our Supply Chain Services and Performance Services segments. We are reaffirming our fiscal 2024 guidance and also continue to return capital to stockholders as we implemented our $400 million accelerated share repurchase transaction during the quarter, which we expect to be fully settled by the first quarter of fiscal 2025.”

Consolidated Financial Highlights

	Three Months Ended March 31,				Nine Months Ended March 31,
(in thousands, except per share data)	2024	2023	% Change		2024	2023	% Change
Net revenue:
Supply Chain Services:
Net administrative fees	$156,819	$148,441	6%		$455,409	$452,870	1%
Software licenses, other services and support	14,257	11,032	29%		37,954	35,963	6%

Services and software licenses	171,076	159,473	7%		493,363	488,833	1%
Products	56,590	57,212	(1%	)	162,956	183,066	(11%	)

Total Supply Chain Services	227,666	216,685	5%		656,319	671,899	(2%	)
Performance Services	115,003	105,556	9%		339,972	323,860	5%

Total segment net revenue	342,669	322,241	6%		996,291	995,759	— %
Eliminations	(73)	(9)	711%		(198)	(28)	607%

Net revenue	$342,596	$322,232	6%		$996,093	$995,731	— %

Net (loss) income	$(49,162)	$48,649	(201%	)	$46,114	$155,982	(70%	)
Net (loss) income attributable to stockholders	$(40,195)	$46,801	(186%	)	$58,868	$153,563	(62%	)
Diluted (loss) earnings per share attributable to stockholders	$(0.36)	$0.39	(192%	)	$0.50	$1.28	(61%	)

Consolidated Financial Highlights

	Three Months Ended March 31,				Nine Months Ended March 31,
(in thousands, except per share data)	2024	2023	% Change		2024	2023	% Change
NON-GAAP FINANCIAL MEASURES*:
Adjusted EBITDA:
Supply Chain Services	$114,021	$117,474	(3%	)	$343,486	$356,978	(4%	)
Performance Services	27,039	24,954	8%		79,768	87,290	(9%	)

Total segment adjusted EBITDA	141,060	142,428	(1%	)	423,254	444,268	(5%	)
Corporate	(33,778)	(29,772)	(13%	)	(96,105)	(91,613)	(5%	)

Adjusted EBITDA	$107,282	$112,656	(5%	)	$327,149	$352,655	(7%	)

Adjusted net income	$61,191	$66,357	(8%	)	$192,279	$207,391	(7%	)

Adjusted earnings per share (EPS)	$0.55	$0.55	— %		$1.64	$1.73	(5%	)

*

These are non-GAAP financial measures. Refer to “Premier’s Use and Definition of Non-GAAP Measures” below and the supplemental financial information at the end of this release for information on the company’s use of non-GAAP measures and a reconciliation of reported GAAP results to non-GAAP results.

Fiscal 2024 Guidance

Certain statements in this release, including without limitation, those in this section, are forward-looking statements. For additional information regarding the use and limitations of such statements, refer to “Cautionary Note Regarding Forward-Looking Statements” below.

Based on its financial results for the nine months ended March 31, 2024, current visibility into the macro environment, and expectations for the remainder of this fiscal year, the company is reaffirming the following fiscal 2024 guidance ranges:

Guidance Metric	Fiscal 2024 Guidance Range** (as of May 7, 2024)
Segment Net Revenue:
Supply Chain Services	$840 million to $880 million
Performance Services	$425 million to $445 million
Total Net Revenue	$1.265 billion to $1.325 billion
Adjusted EBITDA	$405 million to $425 million
Adjusted EPS	$2.06 to $2.18

Fiscal 2024 guidance is based on the realization of the following key assumptions:

•	Net administrative fees revenue of $588 million to $603 million

•	Direct sourcing products revenue of $207 million to $222 million

•	Supply Chain Services segment software licenses, other services and support revenue of $45 million to $55 million

•	Capital expenditures of $93 million to $103 million

•	Effective income tax rate in the range of 26-28%

•	Free cash flow of 45% to 55% of adjusted EBITDA, excluding the impact of tax payments related to the sale of non-healthcare GPO operations

•	Includes the estimated fiscal 2024 impact of the initial $400 million accelerated share repurchase transaction under the $1 billion share repurchase authorization

•	Does not include the impact of any significant acquisitions or divestitures

**

Adjusted EBITDA, adjusted EPS and free cash flow presented in this financial guidance are forward-looking non-GAAP measures. Refer to “Premier’s Use and Definition of Non-GAAP Measures” below for information on the company’s use of non-GAAP measures. Premier, Inc. does not provide forward-looking guidance on a GAAP basis as certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. Refer to “Premier’s Use of Forward-Looking Non-GAAP Measures” below for additional explanation.

Results of Operations for the Three Months Ended March 31, 2024

(As compared with the three months ended March 31, 2023)

GAAP net revenue of $342.6 million increased 6% from $322.2 million in the prior-year period. Refer to “Supply Chain Services” and “Performance Services” sections below for further discussion on the factors that impacted each segment during the quarter.

GAAP net loss of $49.2 million decreased 201% from net income of $48.6 million in the prior-year period primarily as a result of the $140.1 million impairment charge to goodwill, intangibles and other long-lived assets related to the company’s Contigo Health business in the current-year period, lower equity earnings and an increase in employee-related expenses driven by increased headcount, primarily to support growth in our supply chain co-management business, and higher forecasted performance-related compensation expense as compared to the prior-year period which was lower as fiscal 2023 performance was below targeted expectations. These decreases were partially offset by higher net revenue, a decrease in interest expense in the current-year period and a gain from the sale of one of the company’s minority investments.

GAAP diluted EPS of $(0.36) decreased 192% from $0.39 in the prior-year period due to the aforementioned drivers affecting GAAP net income offset by a decrease in the diluted weighted average shares outstanding as a result of the $400 million accelerated share repurchase transaction (“ASR”).

Adjusted EBITDA of $107.3 million decreased 5% from $112.7 million in the prior-year period. Refer to “Supply Chain Services” and “Performance Services” sections below for further discussion on the factors that impacted each segment during the quarter.

Adjusted net income of $61.2 million decreased 8% from $66.4 million in the prior-year period primarily as a result of the same factors that impacted adjusted EBITDA as well as an increase in our effective income tax rate as a result of the $140.1 million impairment of assets partially offset by a decrease in interest expense in the current-year period. Adjusted EPS of $0.55 was flat compared to $0.55 in the prior-year period primarily due to a decrease in the diluted weighted average shares outstanding as a result of the ASR partially offset by the aforementioned drivers affecting adjusted net income.

Segment Results

(For the fiscal third quarter of 2024 as compared with the fiscal third quarter of 2023)

Supply Chain Services

Supply Chain Services segment net revenue of $227.7 million increased 5% from $216.7 million in the prior-year period, primarily reflecting higher net administrative fees revenue and software license, other services and support revenue.

Net administrative fees revenue of $156.8 million increased 6% from $148.4 million in the prior-year period driven by continued growth in member purchasing in both the acute and Continuum of Care group purchasing organization (“GPO”) programs and one-time contractual payments received from certain GPO members due to early termination in breach of their contracts partially offset by an expected increase in the aggregate blended member fee share.

Products revenue of $56.6 million was relatively flat compared to $57.2 million in the prior-year period as further expansion and growth of the business was offset by lower pricing for certain products compared to the prior-year period.

Segment adjusted EBITDA of $114.0 million decreased 3% from $117.5 million in the prior-year period primarily due to an increase in expenses in support of the GPO program and supply chain co-management business and lower profit margin in the company’s direct sourcing business driven by higher logistics costs compared to the prior-year period, partially offset by the aforementioned increase in net revenue.

Performance Services

Performance Services segment net revenue of $115.0 million increased 9% from $105.6 million in the prior-year period, primarily due to an increase in revenue from enterprise license agreements in the current-year period compared with the prior-year period partially offset by a decrease in the applied sciences business compared to the prior-year period.

Segment adjusted EBITDA of $27.0 million increased 8% from $25.0 million in the prior-year period mainly due to the aforementioned increase in net revenue, partially offset by an increase in expenses primarily related to higher performance-related compensation in the current-year period as well as investments to support continued growth in the company’s adjacent markets businesses.

Result of Operations for the Nine Months Ended March 31, 2024

(As compared with the nine months ended March 31, 2023)

GAAP net revenue of $996.1 million was flat compared with the prior-year period primarily due to increases in Performance Services segment net revenue and net administrative fees revenue offset by a decrease in products revenue.

GAAP net income of $46.1 million decreased 70% from net income of $156.0 million in the prior-year period primarily as a result of the $140.1 million impairment charge to goodwill, intangibles and other long-lived assets related to the company’s Contigo Health business in the current-year period, lower equity earnings, an increase in certain operating expenses, including costs associated with the sale of the company’s non-healthcare GPO member contracts and higher performance-related compensation expense in the current-year period, partially offset by an increase in interest income and a decrease in income tax expense in the current-year period.

GAAP diluted EPS of $0.50 decreased 61% from $1.28 in the prior-year period primarily due to the aforementioned drivers affecting GAAP net income partially offset by a decrease in the diluted weighted average shares outstanding as a result of the ASR.

Adjusted EBITDA of $327.1 million decreased 7% from $352.7 million in the prior-year period primarily due to decreases in each segment’s adjusted EBITDA.

Adjusted net income of $192.3 million decreased 7% from $207.4 million in the prior-year period primarily as a result of the decrease in adjusted EBITDA as well as an increase in our effective income tax rate as a result of the $140.1 million impairment of assets partially offset by an increase in interest income in the current-year period. Adjusted EPS of $1.64 decreased 5% from $1.73 in the prior-year period primarily due to the aforementioned drivers affecting adjusted net income partially offset by a decrease in the diluted weighted average shares outstanding as a result of the ASR.

Supply Chain Services segment net revenue of $656.3 million decreased 2% from $671.9 million for the same period a year ago. Segment adjusted EBITDA of $343.5 million decreased 4% from $357.0 million for the same period a year ago.

Performance Services segment net revenue of $340.0 million increased 5% from $323.9 million for the same period a year ago. Segment adjusted EBITDA of $79.8 million decreased 9% from $87.3 million for the same period a year ago.

Cash Flows and Liquidity

Net cash provided by operating activities (“operating cash flow”) for the nine months ended March 31, 2024 of $190.3 million decreased from $331.2 million in the prior-year period primarily due to $148.6 million in tax payments in the current-year period related to the sale of non-healthcare GPO operations and an increase in expenses to support continued growth in certain areas of the Supply Chain Services and Performance Services segments. These decreases were partially offset by lower fiscal 2023 performance-related compensation payments during the fiscal first quarter compared to the fiscal 2022 payments in the prior-year period and increased cash inflows from continued growth in the Performance Services business.

Net cash used in investing activities and net cash used in financing activities for the nine months ended March 31, 2024, were $54.9 million and $163.3 million, respectively. As of March 31, 2024, cash and cash equivalents were $61.9 million compared with $89.8 million as of June 30, 2023, and the company’s five-year, $1.0 billion revolving credit facility had no outstanding balance.

Free cash flow for the nine months ended March 31, 2024 was $48.1 million compared with $199.5 million in the prior-year period. The decrease was primarily due to the same factors that impacted operating cash flow, including the aforementioned $148.6 million in tax payments, and an increase in purchases of property and equipment. Refer to “Premier’s Use and Definition of Non-GAAP Measures” below and the supplemental financial information at the end of this release for information on the company’s use of non-GAAP measures and a reconciliation of reported GAAP results to non-GAAP results.

During the first nine months of fiscal 2024, the company paid aggregate dividends of $73.1 million to holders of its Class A common stock.

Conference Call and Webcast

Premier will host a conference call to provide additional detail around the company’s performance and outlook today at 8:00 a.m. ET. The call will be webcast live from the company’s website and, along with the accompanying presentation, will be available at the following link: Premier Events. The webcast should be accessed 10 minutes prior to the conference call start time. A replay of the webcast will be available for one year following the conclusion of the live broadcast and will be accessible on the company’s website at https://investors.premierinc.com.

For those parties who do not have internet access, the conference call may be accessed by calling one of the below telephone numbers and asking to join the Premier, Inc. call:

Domestic participant dial-in number (toll-free):	(833) 953-2438
International participant dial-in number:	(412) 317-5767

About Premier, Inc.

Premier, Inc. (NASDAQ: PINC) is a leading healthcare improvement company, uniting an alliance of more than 4,350 U.S. hospitals and health systems and approximately 300,000 other providers and organizations to transform healthcare. With integrated data and analytics, collaboratives, supply chain solutions, and consulting and other services, Premier enables better care and outcomes at a lower cost. Premier plays a critical role in the rapidly evolving healthcare industry, collaborating with members to co-develop long-term innovations that reinvent and improve the way care is delivered to patients nationwide. Headquartered in Charlotte, N.C., Premier is passionate about transforming American healthcare. Please visit Premier’s news and investor sites on www.premierinc.com, as well as X, Facebook, LinkedIn, YouTube, Instagram and Premier’s blog for more information about the company.

Premier’s Use and Definition of Non-GAAP Measures

Premier uses EBITDA, adjusted EBITDA, segment adjusted EBITDA, adjusted net income, adjusted earnings per share, and free cash flow. These are non-GAAP financial measures that are not in accordance with, or an alternative to, GAAP, and may be different from non-GAAP financial measures used by other companies. We include these non-GAAP financial measures to facilitate a comparison of the company’s operating performance on a consistent basis from period to period and to provide measures that, when viewed in combination with its results prepared in accordance with GAAP, we believe allow for a more complete understanding of factors and trends affecting the company’s business than GAAP measures alone. Management believes EBITDA, adjusted EBITDA and segment adjusted EBITDA assist the company’s board of directors, management and investors in comparing the company’s operating performance on a consistent basis from period to period by removing the impact of the company’s asset base (primarily depreciation and amortization) and items outside the control of management (taxes), as well as other non-cash (impairment of intangible assets and purchase accounting adjustments) and non-recurring items, from operating results. Adjusted EBITDA and segment adjusted EBITDA are supplemental financial measures used by the company and by external users of the company’s financial statements.

Management considers adjusted EBITDA an indicator of the operational strength and performance of the company’s business. Adjusted EBITDA allows management to assess performance without regard to financing methods and capital structure and without the impact of other matters that management does not consider indicative of the operating performance of the business. Segment adjusted EBITDA is the primary earnings measure used by management to evaluate the performance of the company’s business segments.

Management believes free cash flow is an important measure because it represents the cash that the company generates after payment of tax distributions to limited partners, payments to certain former limited partners that elected to execute a Unit Exchange and Tax Receivable Agreement (“Unit Exchange Agreement”) in connection with our August 2020 restructuring and purchases of property and equipment to maintain existing products and services and ongoing business operations, as well as development of new and upgraded products and services to support future growth. Free cash flow is important because it enables the company to seek enhancement of stockholder value through acquisitions, partnerships, joint ventures, investments in related or complimentary businesses and/or debt reduction.

Non-recurring items are items to be income or expenses and other items that have not been earned or incurred within the prior two years and are not expected to recur within the next two years. Such items include stock-based compensation, acquisition- and disposition-related expenses, strategic initiative- and financial restructuring-related expenses, remeasurement of TRA liabilities, loss on disposal of long-live assets, gain or loss on FFF put and call rights, income and expense that has been classified as discontinued operations and other expense.

Non-operating items include gains or losses on the disposal of assets and interest and investment income or expense.

EBITDA is defined as net income before income or loss from discontinued operations, net of tax, interest and investment income or expense, net, income tax expense, depreciation and amortization and amortization of purchased intangible assets.

Adjusted EBITDA is defined as EBITDA before merger and acquisition-related expenses and non-recurring, non-cash or non-operating items.

Segment adjusted EBITDA is defined as the segment’s net revenue less cost of revenue and operating expenses directly attributable to the segment excluding depreciation and amortization, amortization of purchased intangible assets, merger and acquisition-related expenses and non-recurring or non-cash items. Operating expenses directly attributable to the segment include expenses associated with sales and marketing, general and administrative, and product development activities specific to the operation of each segment. General and administrative corporate expenses that are not specific to a particular segment are not included in the calculation of Segment Adjusted EBITDA. Segment Adjusted EBITDA also excludes any income and expense that has been classified as discontinued operations.

Adjusted net income is defined as net income attributable to Premier (i) excluding income or loss from discontinued operations, net, (ii) excluding income tax expense, (iii) excluding the effect of non-recurring or non-cash items, including certain strategic initiative- and financial restructuring-related expenses, (iv) reflecting an adjustment for income tax expense on Non-GAAP net income before income taxes at our estimated annual effective income tax rate, adjusted for unusual or infrequent items and (v) excluding the equity in net income of unconsolidated affiliates.

Adjusted earnings per share is Adjusted Net Income divided by diluted weighted average shares.

Free cash flow is defined as net cash provided by operating activities from continuing operations less distributions and Tax Receivable Agreement payments to limited partners, early termination payments to certain former limited partners that elected to execute a Unit Exchange Agreement in connection with our August 2020 restructuring and purchases of property and equipment. Free Cash Flow does not represent discretionary cash available for spending as it excludes certain contractual obligations such as debt repayments.

To properly and prudently evaluate our business, readers are urged to review the reconciliation of these non-GAAP financial measures, as well as the other financial tables, included at the end of this release. Readers should not rely on any single financial measure to evaluate the company’s business. In addition, the non-GAAP financial measures used in this release are susceptible to varying calculations and may differ from, and may therefore not be comparable to, similarly titled measures used by other companies.

The Company has revised the definitions for Adjusted EBITDA, Segment Adjusted EBITDA and Adjusted Net Income from the definitions reported in the 2023 Annual Report. Adjusted EBITDA and segment Adjusted EBITDA definitions were revised to exclude the impact of equity earnings in unconsolidated affiliates. The Adjusted Net Income definition was revised (1) remove the exclusion of the impact of adjustment of redeemable limited partners’ capital to redemption amount, (2) remove the impact of the exchange of all Class B common units for shares of Class A common stock for periods prior to our August 2020 Restructuring and the resulting elimination of non-controlling interest in Premier LP, and (3) add the exclusion of equity earnings in unconsolidated affiliates. For comparability purposes, prior year non-GAAP financial measures are presented based on the current definitions in the above section.

Further information on Premier’s use of non-GAAP financial measures is available in the “Our Use of Non-GAAP Financial Measures” section of Premier’s Form 10-Q for the quarter ended December 31, 2023, expected to be filed with the SEC shortly after this release, and which will also be made available on Premier’s website at investors.premierinc.com.

Premier’s Use of Forward-Looking Non-GAAP Measures

The company does not meaningfully reconcile guidance for non-GAAP adjusted EBITDA and non-GAAP adjusted earnings per share to net income attributable to stockholders or earnings per share attributable to stockholders because the company cannot provide guidance for the more significant reconciling items between net income attributable to stockholders and adjusted EBITDA and between earnings per share attributable to stockholders and non-GAAP adjusted earnings per share without unreasonable effort. This is due to the fact that future period non-GAAP guidance includes adjustments for items not indicative of our core operations, which may include, without limitation, items included in the supplemental financial information for reconciliation of reported GAAP results to non-GAAP results. Such items include, but are not limited to, strategic and acquisition related expenses for professional fees; mark to market adjustments for put options and contingent liabilities; gains and losses on stock-based performance shares; adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims); items related to corporate and facility restructurings; and certain other items the company believes to be non-indicative of its ongoing operations. Such adjustments may be affected by changes in ongoing assumptions, judgements, as well as nonrecurring, unusual or unanticipated charges, expenses or gains/losses or other items that may not directly correlate to the underlying performance of our business operations. The exact amount of these adjustments is not currently determinable but may be significant.

Cautionary Note Regarding Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts, including, but not limited to those related to our ability to advance our long-term strategies and develop innovations for, transform and improve healthcare, our ability to find partners for our S2S Global and Contigo Health businesses and the potential benefits thereof, our ability to fund and conduct share repurchases pursuant to the share repurchase authorization and the potential benefits thereof (including the accelerated share repurchase transaction, which could be affected by volatility or disruptions in the capital markets or other factors), the payment of dividends at current levels or at all, guidance on expected future financial performance and assumptions underlying that guidance, and our expected effective income tax rate, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to risks and uncertainties, many of which are outside Premier’s control. More information on risks and uncertainties that could affect Premier’s business, achievements, performance, financial condition, and financial results is included from time to time in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC, including the information in those sections of Premier’s Form 10-K for the year ended June 30, 2023 and subsequent Quarterly Reports on Form 10-Q, including the Form 10-Q for the quarter ended March 31, 2024, expected to be filed with the SEC shortly after the date of this release, all of which are made available on Premier’s website at investors.premierinc.com. Forward-looking statements speak only as of the date they are made, and Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events that occur after that date, or otherwise.

Investor contact:	Media contact:

Ben Krasinski	Amanda Forster
Senior Director, Investor Relations	Vice President, Public Relations
704.816.5644	202.879.8004
ben_krasinski@premierinc.com	amanda_forster@premierinc.com

Condensed Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Net revenue:
Net administrative fees	$156,819	$148,441	$455,409	$452,870
Software licenses, other services and support	129,187	116,579	377,728	359,795

Services and software licenses	286,006	265,020	833,137	812,665
Products	56,590	57,212	162,956	183,066

Net revenue	342,596	322,232	996,093	995,731
Cost of revenue:
Services and software licenses	70,336	54,149	200,458	163,428
Products	51,927	49,013	143,437	168,507

Cost of revenue	122,263	103,162	343,895	331,935

Gross profit	220,333	219,070	652,198	663,796

Operating expenses:
Selling, general and administrative	286,121	143,587	566,331	416,165
Research and development	661	1,001	2,452	2,976
Amortization of purchased intangible assets	12,280	11,916	37,480	35,415

Operating expenses	299,062	156,504	606,263	454,556

Operating (loss) income	(78,729)	62,566	45,935	209,240

Equity in net income (loss) of unconsolidated affiliates	753	4,630	(1,639)	14,547
Interest (expense) income, net	(1,763)	(4,269)	870	(11,759)
Other income, net	14,913	2,954	18,500	3,720

Other income, net	13,903	3,315	17,731	6,508

(Loss) income before income taxes	(64,826)	65,881	63,666	215,748
Income tax (benefit) expense	(15,664)	17,232	17,552	59,766

Net (loss) income	(49,162)	48,649	46,114	155,982
Net loss (income) attributable to non-controlling interest	8,967	(1,848)	12,754	(2,419)

Net (loss) income attributable to stockholders	$(40,195)	$46,801	$58,868	$153,563

Calculation of GAAP (Loss) Earnings per Share
Numerator for basic and diluted (loss) earnings per share:
Net (loss) income attributable to stockholders	$(40,195)	$46,801	$58,868	$153,563
Denominator for (loss) earnings per share:
Basic weighted average shares outstanding	111,156	118,872	116,754	118,668
Effect of dilutive securities:
Stock options	—	76	—	103
Restricted stock units	—	528	484	519
Performance share awards	—	340	85	542

Diluted weighted average shares	111,156	119,816	117,323	119,832

(Loss) earnings per share attributable to stockholders:
Basic	$(0.36)	$0.39	$0.50	$1.29
Diluted	$(0.36)	$0.39	$0.50	$1.28

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	March 31, 2024	June 30, 2023
Assets
Cash and cash equivalents	$61,856	$89,793
Accounts receivable (net of $2,027 and $2,878 allowance for credit losses, respectively)	121,159	115,295
Contract assets (net of $1,217 and $885 allowance for credit losses, respectively)	334,256	299,219
Inventory	77,795	76,932
Prepaid expenses and other current assets	79,633	60,387

Total current assets	674,699	641,626
Property and equipment (net of $721,427 and $662,554 accumulated depreciation, respectively)	206,363	212,308
Intangible assets (net of $286,161 and $265,684 accumulated amortization, respectively)	279,053	430,030
Goodwill	995,852	1,012,355
Deferred income tax assets	805,741	653,629
Deferred compensation plan assets	52,754	50,346
Investments in unconsolidated affiliates	228,511	231,826
Operating lease right-of-use assets	21,700	29,252
Other assets	99,057	110,115

Total assets	$3,363,730	$3,371,487

Liabilities and stockholders’ equity
Accounts payable	$67,341	$54,375
Accrued expenses	69,492	47,113
Revenue share obligations	291,762	262,288
Accrued compensation and benefits	77,780	60,591
Deferred revenue	20,502	24,311
Current portion of notes payable to former limited partners	101,059	99,665
Line of credit and current portion of long-term debt	1,008	216,546
Current portion of liability related to the sale of future revenues	36,615	—
Other current liabilities	60,120	50,574

Total current liabilities	725,679	815,463
Long-term debt, less current portion	—	734
Liability related to the sale of future revenues, less current portion	569,042	—
Notes payable to former limited partners, less current portion	25,555	101,523
Deferred compensation plan obligations	52,754	50,346
Operating lease liabilities, less current portion	13,074	21,864
Other liabilities	54,328	47,202

Total liabilities	1,440,432	1,037,132

Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.01 par value, 500,000,000 shares authorized; 111,249,656 shares issued and 104,820,281 shares outstanding at March 31, 2024 and 125,587,858 shares issued and 119,158,483 shares outstanding at June 30, 2023	1,112	1,256
Treasury stock, at cost; 6,429,375 shares at both March 31, 2024 and June 30, 2023	(250,129)	(250,129)
Additional paid-in capital	2,104,916	2,178,134
Retained earnings	67,400	405,102
Accumulated other comprehensive loss	(1)	(8)

Total stockholders’ equity	1,923,298	2,334,355

Total liabilities and stockholders’ equity	$3,363,730	$3,371,487

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine Months Ended March 31,
	2024	2023
Operating activities
Net income	$46,114	$155,982
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	98,572	100,568
Equity in net loss (income) of unconsolidated affiliates	1,639	(14,547)
Deferred income taxes	(152,112)	2,083
Stock-based compensation	23,215	16,375
Impairment of assets	140,053	—
Other, net	(7,653)	3,066
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(5,864)	483
Contract assets	(37,693)	(31,975)
Inventory	(863)	25,221
Prepaid expenses and other assets	(668)	21,685
Accounts payable	15,673	8,641
Revenue share obligations	29,474	12,717
Accrued expenses, deferred revenue and other liabilities	40,383	30,879

Net cash provided by operating activities	$190,270	$331,178

Investing activities
Purchases of property and equipment	$(67,626)	$(58,464)
Sale of investment in unconsolidated affiliates	12,753	—
Acquisition of businesses and equity method investments, net of cash acquired	—	(187,750)
Other	(30)	(3,570)

Net cash used in investing activities	$(54,903)	$(249,784)

Financing activities
Payments on notes payable	$(75,846)	$(76,024)
Proceeds from credit facility	—	350,000
Payments on credit facility	(215,000)	(265,000)
Proceeds from sale of future revenues	629,820	—
Payments on liability related to the sale of future revenues	(24,163)	—
Cash dividends paid	(73,074)	(75,227)
Repurchase of Class A common stock	(400,000)	—
Other, net	(5,048)	(9,785)

Net cash used in financing activities	$(163,311)	$(76,036)

Effect of exchange rate changes on cash flows	7	(8)
Net (decrease) increase in cash and cash equivalents	(27,937)	5,350
Cash and cash equivalents at beginning of year	89,793	86,143

Cash and cash equivalents at end of period	$61,856	$91,493

Supplemental Financial Information

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

(Unaudited)

(In thousands)

	Nine Months Ended March 31,
	2024	2023
Net cash provided by operating activities	$190,270	$331,178
Early termination payments to certain former limited partners that elected to execute a Unit Exchange Agreement (a)	(74,574)	(73,180)
Purchases of property and equipment	(67,626)	(58,464)

Free Cash Flow	$48,070	$199,534

(a)

Early termination payments to certain former limited partners that elected to execute a Unit Exchange Agreement in connection with Premier’s August 2020 restructuring are presented in the Condensed Consolidated Statements of Cash Flows under “Payments made on notes payable.” During the nine months ended March 31, 2024, the company paid $77.0 million to members including imputed interest of $2.4 million which is included in net cash provided by operating activities. During the nine months ended March 31, 2023, the company paid $77.0 million to members, including imputed interest of $3.8 million which is included in net cash provided by operating activities.

Supplemental Financial Information

Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA

Reconciliation of Operating Income to Segment Adjusted EBITDA

Reconciliation of Net Income Attributable to Stockholders to Adjusted Net Income

(Unaudited)

(In thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Net (loss) income	$(49,162)	$48,649	$46,114	$155,982
Interest expense (income), net	1,763	4,269	(870)	11,759
Income tax (benefit) expense	(15,664)	17,232	17,552	59,766
Depreciation and amortization	20,497	20,275	61,092	65,153
Amortization of purchased intangible assets	12,280	11,916	37,480	35,415

EBITDA	(30,286)	102,341	161,368	328,075
Stock-based compensation	8,283	6,709	23,671	16,859
Acquisition- and disposition-related expenses	1,092	6,294	8,495	11,592
Strategic initiative and financial restructuring-related expenses	(61)	1,942	2,969	10,988
Equity in net (income) loss of unconsolidated affiliates	(753)	(4,630)	1,639	(14,547)
Gain on sale of investment in unconsolidated affiliates	(11,046)	—	(11,046)	—
Impairment of assets	140,053	—	140,053	—
Other reconciling items, net	—	—	—	(312)

Adjusted EBITDA	$107,282	$112,656	$327,149	$352,655

(Loss) income before income taxes	$(64,826)	$65,881	$63,666	$215,748
Equity in net (income) loss of unconsolidated affiliates	(753)	(4,630)	1,639	(14,547)
Interest expense (income), net	1,763	4,269	(870)	11,759
Other income, net	(14,913)	(2,954)	(18,500)	(3,720)

Operating (loss) income	(78,729)	62,566	45,935	209,240
Depreciation and amortization	20,497	20,275	61,092	65,153
Amortization of purchased intangible assets	12,280	11,916	37,480	35,415
Stock-based compensation	8,283	6,709	23,671	16,859
Acquisition- and disposition-related expenses	1,092	6,294	8,495	11,592
Strategic initiative and financial restructuring-related expenses	(61)	1,942	2,969	10,988
Deferred compensation plan expense	3,889	2,859	7,369	3,148
Impairment of assets	140,053	—	140,053	—
Other reconciling items, net	(22)	95	85	260

Adjusted EBITDA	$107,282	$112,656	$327,149	$352,655

SEGMENT ADJUSTED EBITDA
Supply Chain Services	$114,021	$117,474	$343,486	$356,978
Performance Services	27,039	24,954	79,768	87,290
Corporate	(33,778)	(29,772)	(96,105)	(91,613)

Adjusted EBITDA	$107,282	$112,656	$327,149	$352,655

Net (loss) income attributable to stockholders	$(40,195)	$46,801	$58,868	$153,563
Income tax (benefit) expense	(15,664)	17,232	17,552	59,766
Amortization of purchased intangible assets	12,280	11,916	37,480	35,415
Stock-based compensation	8,283	6,709	23,671	16,859
Acquisition- and disposition-related expenses	1,092	6,294	8,495	11,592
Strategic initiative and financial restructuring-related expenses	(61)	1,942	2,969	10,988
Equity in net (income) loss of unconsolidated affiliates	(753)	(4,630)	1,639	(14,547)
Gain on sale of investment in unconsolidated affiliates	(11,046)	—	(11,046)	—
Impairment of assets	140,053	—	140,053	—
Other reconciling items, net	(7,805)	3,408	(8,866)	6,622

Adjusted income before income taxes	86,184	89,672	270,815	280,258
Income tax expense on adjusted income before income taxes	24,993	23,315	78,536	72,867

Adjusted net income	$61,191	$66,357	$192,279	$207,391

Supplemental Financial Information

Reconciliation of GAAP EPS to Adjusted EPS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Net (loss) income attributable to stockholders	$(40,195)	$46,801	$58,868	$153,563
Income tax (benefit) expense	(15,664)	17,232	17,552	59,766
Amortization of purchased intangible assets	12,280	11,916	37,480	35,415
Stock-based compensation	8,283	6,709	23,671	16,859
Acquisition- and disposition-related expenses	1,092	6,294	8,495	11,592
Strategic initiative and financial restructuring-related expenses	(61)	1,942	2,969	10,988
Equity in net (income) loss of unconsolidated affiliates	(753)	(4,630)	1,639	(14,547)
Gain on sale of investment in unconsolidated affiliates	(11,046)	—	(11,046)	—
Impairment of assets	140,053	—	140,053	—
Other reconciling items, net	(7,805)	3,408	(8,866)	6,622

Adjusted income before income taxes	86,184	89,672	270,815	280,258
Income tax expense on adjusted income before income taxes	24,993	23,315	78,536	72,867

Adjusted net income	$61,191	$66,357	$192,279	$207,391

Weighted average:
Basic weighted average shares outstanding	111,156	118,872	116,754	118,668
Dilutive shares	564	944	569	1,164

Weighted average shares outstanding - diluted	111,720	119,816	117,323	119,832

Basic (loss) earnings per share attributable to stockholders	$(0.36)	$0.39	$0.50	$1.29
Income tax (benefit) expense	(0.14)	0.14	0.15	0.50
Amortization of purchased intangible assets	0.11	0.10	0.32	0.30
Stock-based compensation	0.07	0.06	0.20	0.14
Acquisition- and disposition-related expenses	0.01	0.05	0.07	0.10
Strategic initiative and financial restructuring-related expenses	—	0.02	0.03	0.09
Equity in net (income) loss of unconsolidated affiliates	(0.01)	(0.04)	0.01	(0.12)
Gain on sale of investment in unconsolidated affiliates	(0.10)	—	(0.09)	—
Impairment of assets	1.26	—	1.20	—
Other reconciling items, net	(0.07)	0.03	(0.07)	0.06
Impact of corporation taxes	(0.22)	(0.20)	(0.67)	(0.61)
Impact of dilutive shares	—	—	(0.01)	(0.02)

Adjusted earnings per share	$0.55	$0.55	$1.64	$1.73